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                                                                  EXHIBIT 10.114

                          STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------


  THIS STRATEGIC ALLIANCE AGREEMENT is made as of the 16th day of January 1995 by and between COLONIAL DATA TECHNOLOGIES CORP., a Massachusetts corporation with its principal place of business at 80 Pickett District Road, New Milford, Connecticut 06776 ("CDT ") and US ORDER ("US Order"), a Delaware corporation with its principal place of business at 13873 Park Center Road, Suite 353, Herndon, Virginia 22071.

  WHEREAS, CDT and US Order desire to enter into an agreement to create a strategic alliance between the two companies and to provide a framework for mutual cooperation for the development, production, marketing and maintenance of certain telecommunications products, as more particularly set forth below.

  NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   AGREEMENT
                                   ---------

  1.   Definitions.  As used in this Agreement, the following terms shall have
       -----------
the following definitions:

  1.1  ADSI.  "ADSI" shall mean Analog Display Services Interface.
       ----

  1.2  ADSI Terminal.  "ADSI Terminal" shall mean a screen-based telephone or
       -------------
other telecommunications device which incorporates ADSI technology including the so-called smart telephones.

  1.3  Affiliate.  "Affiliate" shall mean any person or company holding,
       ---------
directly or indirectly, more than a 10% equity interest in either CDT or US Order or any company or business organization for which either CDT or US Order, directly or indirectly, holds more than a 10% equity interest.

  1.4  Agreement.  "Agreement" shall mean this Strategic Alliance Agreement and
       ---------
any amendments and supplements thereto.

  1.5  AT&T License.  "AT&T License" shall mean the Technical Information and
       ------------
Patent License Agreement between American Telephone and Telegraph Company and CDT, effective as of August 1, 1987.

  1.6  Caller ID Units.  "Caller ID Units" shall mean a telephone or adjunct
       ---------------
device which permits the user to view the number or name and number of the calling party.

  1.7  Customer.  "Customer" shall mean any purchaser or lessee of ADSI
       --------
Terminals, including Telecommunication Companies or other third parties purchasing or leasing products for or on behalf of their customers.

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  1.8   Existing Products.  "Existing Products" shall mean the Phone Plus
        -----------------
product currently being marketed by US Order.

  1.9   Falcon.  "Falcon" shall mean the ADSI Terminal currently under
        ------
development by US Order and scheduled for introduction into the marketplace during 1995.

  1.10  Proprietary Information.  "Proprietary Information" shall mean all ideas
        -----------------------
relating to each party's technology, marketing, implementation and systems designs for Telecommunications Products, including, without limitation, patents, trade secrets, plans, specifications, blueprints, prototypes, working models, production models and marketing plans.

  1.11  Repair and Refurbishment Services.  "Repair and Refurbishment Services"
        ---------------------------------
shall mean the repair and refurbishment services to be provided to US Order by CDT on a contract basis, as more particularly described in Section 8.

  1.12  Service Applications.  "Service Applications" shall mean application
        --------------------
content provided by US Order for ADSI Terminals from time to time. Service Applications currently provided by US Order are identified on Annex A.

  1.13  Telecommunication Companies.  "Telecommunication Companies" shall mean
        ---------------------------
the Regional Bell Operating Companies and all other companies whose primary business consists of providing local, long-distance and cellular telephone services.

  1.14  Telecommunications Products.  "Telecommunications Products" shall mean
        ---------------------------
either Caller ID Units or ADSI Terminals.


  2.   Mutual Cooperation.  CDT and US Order agree to use their best efforts to
       ------------------
develop an ongoing business relationship between the two organizations to cover Telecommunications Products which incorporate ADSI technology. In furtherance of this objective, senior executives from both organizations shall meet from time to time to review the relationship and to exchange information regarding future plans and to discuss specific ways to expand the business relationship between CDT and US Order.

  3.   Technical Assistance.  CDT and US Order agree that during the term of
       --------------------
this Agreement they shall cooperate fully and exclusively to provide technical assistance to the other with regard to the development of Telecommunications Products using ADSI technology and improvements thereto. It is the intent of the parties that each will contribute its technical strengths at its own costs. CDT will focus its technical, operation and manufacturing resources in such areas as certification (FCC, UL, Bellcore, et.al.), testing, molding, cost reduction and other manufacturing oriented areas, as well as Caller ID and enhanced Caller ID. US Order will focus its technical and developmental resources in such areas as ADSI, circuit board design, user interface, plastics, operating systems and application software. The parties also agree to readily provide incidental technical

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assistance to the other at no charge, pursuant to the mutual goals contemplated in this Agreement. In the event that either party decides to utilize the other party, and the other party agrees, for a specific and material technical project beyond the scope contemplated by this Agreement, the parties will jointly agree on the definition and scope of the project and the compensation payable to the party providing the services.


  4.   Manufacture of ADSI Terminals.  During the term of this Agreement, US
       -----------------------------
Order agrees that CDT shall act as exclusive sourcing agent for the manufacture of ADSI Terminals for Telecommunication Companies in sufficient quantities, at appropriate quality standards, in a timely manner and at competitive prices, it being understood, however, that the foregoing shall not apply to Existing Products. In recognition of the foregoing, CDT agrees that during the term of this Agreement neither it nor any Affiliate will manufacture, distribute or market ADSI Terminals for itself or any third party; provided, however, that the foregoing restriction shall become effective only after US Order has authorized manufacture of the Falcon (or a comparable product) for general, commercial distribution. While the two parties acknowledge that it will not be possible to select a manufacturer of ADSI Terminals until further progress is achieved on development of the Falcon, they are prepared to confirm their understanding that, among other possible manufacturers, Verifone Incorporated (the current manufacturer of US Order's Phone Plus product) and STL (the current manufacturer of CDT's Caller ID products) will be afforded a fair and reasonable opportunity to bid on such manufacturing contract.


  5.   Sublicense of Caller ID Technology.  During the term of this Agreement,
       ----------------------------------
CDT shall grant a sublicense to US Order of the right to use Caller ID technology granted to it pursuant to the AT&T License Agreement for utilization in the Falcon or other ADSI Terminals or similar improvement to US Order's Existing Products. While it is the intention of the parties to execute and deliver a separate sublicense agreement which contains more detailed information concerning the terms and conditions of the sublicense, the parties agree that the sublicense fee payable by US Order to CDT shall be (a) $1.50 for each unit for the first 100,000 units subject to the sublicense, (b) $0.75 for each unit for the next 150,000 units, and (c) $0.50 for each unit above 250,000 units. Further, US Order agrees to abide by all of the applicable terms and conditions of the AT&T License Agreement. It is the intention of the parties that the sublicense fee payable by US Order to CDT shall be at a level of 50% of the standard royalty arrangement granted by AT&T to third parties. Said license fees described above shall be automatically adjusted from time to time to reflect any changes in the royalties charged by AT&T.


  6.   Exclusive Marketing Arrangement to Telecommunication Companies.  During
       --------------------------------------------------------------
the term of this Agreement, CDT shall have the exclusive right to market ADSI Terminals and Existing Products to Telecommunication Companies, which effort shall be coordinated with US Order; provided, however, that as to Existing Products the foregoing shall become effective only after US Order has authorized manufacture

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of the Falcon (or a comparable product) for general, commercial distribution. In furtherance of this objective, senior marketing executives from both organizations shall meet as frequently as necessary (but no less frequently than quarterly) to exchange information and coordinate marketing and sales efforts to Telecommunication Companies. In recognition of the extensive ADSI Terminal developmental activities undertaken or to be undertaken by US Order, CDT shall pay US Order a royalty equal to 10% of the sale or lease price per unit sold or leased by CDT or any Affiliate in accordance with this Section 6. This royalty shall be subject to good faith renegotiation by either party for sales or leases made on or after January 1, 1998 and on each January 1 thereafter.

  7.   Exclusive Marketing Arrangement to Customers Other than Telecommunication
       -------------------------------------------------------------------------
Companies.  Subject to the provisions of Section 12, during the term of this
---------
Agreement, US Order shall have the exclusive right to market ADSI Terminals to all Customers other than Telecommunication Companies. However, in recognition of the extensive experience with the development and distribution of Caller ID products, the ADSI Terminal developmental activities to be undertaken by CDT and CDT's commitment to source manufacturing of ADSI Terminals (as described in Section 4), US Order shall pay CDT a royalty equal to 10% of the sale or lease price per unit sold or leased by US Order or any Affiliate to Customers other than Telecommunication Companies in accordance with this Section 7, it being understood by both parties that such royalty shall be payable whether or not CDT directly or indirectly manufactures such products. This royalty shall be subject to good faith renegotiation by either party for sales or leases of such ADSI Terminals made on or after January 1, 1998 and on each January 1st thereafter.

  8.   Repair and Refurbishment Services.  During the term of this Agreement, US
       ---------------------------------
Order agrees that for so long as CDT has the capacity to provide such repair and refurbishment services in a timely manner, at competitive prices and in compliance with standards established and maintained by US Order and its customers, US Order shall afford CDT the opportunity to serve as the primary repair and refurbishment facility for all ADSI Terminals (other than Existing Products) sold or leased by US Order, whether in or out of warranty, on a right of first refusal basis. Prior to October 1, 1995, CDT shall provide its schedule of prices for such repair and refurbishment services for calendar year 1996, and thereafter CDT shall update its price schedule for each succeeding calendar year not later than the immediately preceding October 1st.

  9.    Customer Service Support.  During the term of this Agreement, the two
        ------------------------
parties agree to explore ways in which both companies' customer service support resources can be applied to support the other's efforts to expand and maintain the customer base for ADSI Terminals which are the subject matter of this Agreement. The two parties, if they agree that their customer service support resources can be so applied, will negotiate in good faith to reach a mutually satisfactory compensation arrangement.

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  10.  Leasing.  In recognition of the leasing expertise and experience of CDT,
       -------
US Order understands that CDT is interested in leasing ADSI Terminals to Customers other than Telecommunication Companies and undertakes to explore with such Customers ways in which CDT can play a role in such leasing activities. It is understood, however, that the foregoing shall not be construed to in any way obligate US Order to involve CDT in leasing activities for Customers other than Telecommunication Companies if its Customers are not interested in having CDT participate or US Order determines in good faith that CDT's participation would not be in the best interests of its business or its relationship with its Customers.

  11.  Exclusive Marketing of Service Applications.  During the term of this
       -------------------------------------------
Agreement, US Order shall make available exclusively to CDT on a wholesale basis (and on terms no less favorable than those available to third parties), and CDT shall purchase exclusively from US Order such Service Applications as US Order makes available from time to time for redistribution by CDT to Telecommunication Companies and their Customers. Notwithstanding the foregoing, the parties acknowledge that CDT shall be free to deal directly with VISA Interactive for home banking and other financial service applications. In such event, CDT agrees to keep US Order apprised of the timing, nature and substance of such contact. Prices and payment terms will be the same as those generally afforded by US Order to third parties.

  12.  Retail Distribution of ADSI Terminals.  Both parties acknowledge that it
       -------------------------------------
is not their intention that the initial focus for distributing ADSI Terminals shall be through retail distribution channels. However, they acknowledge that such channels may in the future emerge to become important. In such event, US Order shall offer CDT the first opportunity to be the exclusive distributor of ADSI Terminals through retail distribution channels. The two parties shall negotiate in good faith to arrive at mutually agreeable terms to cover their relationship in such distribution channels, it being understood that if such negotiations are not successful US Order shall be free to use third parties for retail distribution.

  13.   Relationship of Parties.  The relationship of US Order and CDT under
        -----------------------
this Agreement is that of independent contractors and that relationship shall continue as such throughout the term of this Agreement and any extension thereof. It is further agreed that nothing contained in this Agreement shall be construed to constitute either party as a partner or agent of the other.

  14.   Payment Terms.  Except as otherwise specified, payment under this
        -------------
Agreement shall be made monthly, within thirty (30) days of the close of a calendar month. All payments hereunder shall be made in U.S. dollars.

 15.   Term of Agreement.  This Agreement shall become effective as
       -----------------
of January 17, 1995 and shall continue in full force and effect for five (5) years unless terminated prior thereto in accordance with this

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Section.  Thereafter, the Agreement shall be renewed automatically for succeeding one (1) year terms, unless either party provides written notice of non-renewal not later than one hundred twenty (120) days prior to the scheduled expiration date. Notwithstanding the provisions set forth above, this Agreement may be terminated pursuant to any of the following terms and conditions:

  15.1  Amendment or Termination by Mutual Consent.  This Agreement may be
        ------------------------------------------
amended or terminated at any time upon the mutual written consent of the parties hereto.

  15.2  Termination for Breach.  This Agreement may be terminated by either
        ----------------------
party immediately upon written notice to the other party in the event that the other party shall have breached any material term of this Agreement and shall have failed to remedy such material breach to the non-breaching party's reasonable satisfaction within thirty (30) days of receiving written notice thereof from the non-breaching party specifying the nature of the breach.

  15.3  Other Terminations.  Either party hereto may terminate this Agreement
        ------------------
immediately upon written notice to the other party in the event that the other party (i) files a petition of any type as to its bankruptcy, (ii) is declared bankrupt, (iii) becomes insolvent, (iv) makes an assignment for the benefit of its creditors, or (v) goes into liquidation or receivership. In addition, CDT may terminate this Agreement upon ninety (90) days' prior written notice if the Falcon or similar improvement to US Order's Existing Products are not available for commercial distribution by April 1, 1996, and US Order may terminate this Agreement upon ninety (90) days' prior written notice if CDT ceases to distribute Telecommunications Products to at least four Telecommunication Companies during any twelve-month period.

  16.   Nonsolicitation of Employees.  During the term of this Agreement,
        ----------------------------
neither party to this Agreement shall solicit employees of the other party without the other party's prior written authorization.

  17.   Confidentiality.  During the term of this Agreement and any renewals
        ---------------
thereof, and for a period of two (2) years thereafter, any party receiving Proprietary Information hereunder shall prevent the disclosure thereof to any third person or party by maintaining such Proprietary Information in strictest confidence. In addition, the receiving party shall not, during the term hereof and any renewals thereof, and for a period of two (2) years thereafter, use any Proprietary Information for any purpose other than as specifically set forth in this Agreement, and in no event shall either party use such information to the detriment of the other party to this Agreement. As contemplated in Section 4 above, third parties may be selected by US Order to source the manufacture of ADSI Terminals for Customers other than Telecommunication Companies. In such event, US Order shall (a) require each third party to execute confidentiality agreements obligating them to hold Proprietary Information in strictest confidence, (b) limit use of such Proprietary Information to manufacture ADSI Terminals and (c) exclude the use of such Proprietary Information to either directly or indirectly manufacture or distribute Caller ID products.

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  18.   Publicity.  The parties agree that all publicity relating to this
        ---------
Agreement and the transactions contemplated hereunder shall be subject to prior approval by both parties hereto.

  19.   Exchange of Securities.  It is the intention of the parties to this
        ----------------------
Agreement to acquire up to a 5% equity interest in the other party. However, each party recognizes the complexity of issues such as valuation of such securities and the structure of such a transaction. Accordingly, they have agreed to proceed with the execution and delivery of this Agreement, with the understanding that each party will endeavor to negotiate in good faith to arrive at a mutually satisfactory basis for exchanging securities in a manner which will serve to strengthen the strategic alliance between the two companies. It shall be the goal of the parties to reach agreement not later than March 31, 1995.

 20.   General Terms and Conditions.
       ----------------------------

  20.1  Amendment.  Any amendment, modification, extension, revision or waiver
        ---------
of any term of this Agreement shall be valid and binding only if in writing and duly executed by both parties hereto.

  20.2. Entire Agreement.  This Agreement, together with the Attachments hereto
        ----------------
and made an integral part hereof by this reference, sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof and merges all prior oral and written understandings, discussions and negotiations between them.

  20.3  Governing Laws.  The law of the State of New York shall govern all
        --------------
questions concerning construction, validity and interpretation of this Agreement and performance of the obligations thereunder.

  20.4  Severability.  The decision of any court of law or other governmental
        ------------
authority invalidating any portion of this Agreement shall not affect the validity of any remaining portion. The remaining portion shall continue in full force and effect as if the invalid portion were not a part of this Agreement when it was executed. In the event that the severance of any portion of this Agreement materially affects any of the material rights and obligations of the parties hereunder, the parties hereto will negotiate in good faith to amend this Agreement in a manner satisfactory to the parties. If the parties are unable to agree to amend this Agreement in a manner satisfactory to the parties, they may terminate this Agreement under a mutually agreed to phase-out plan with sufficient lead times to avoid inequity to any party.

  20.5  Waiver.  The failure of either party hereto to require performance by
        ------
the other party of any provision of this Agreement shall in no way affect the right of such party to subsequently require performance of this provision. The failure of either party to assert a right in respect of a breach hereunder by the other party shall not be deemed to be a waiver of such breach or of any continuing or succeeding breach or any right under this Agreement.

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  20.6  Counterparts.  This Agreement may be executed in two (2) or more
        ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same instrument.

  20.7  Notices.  All notices required or permitted to be given hereunder shall
        -------
be in writing and shall be deemed to have been duly given on the date of dispatch if sent by telefax or delivered personally, or three (3) business days after the date of dispatch if mailed first class, postage prepaid by registered or certified mail as follows:

 US Order:                        CDT:
  13873 Park Center Road            Colonial Data Technologies Corp.
  Suite 353                         80 Pickett District Road
  Herndon, Virginia  22071          New Milford, Connecticut  06776
  Attn:  John C. Backus             Attn:  Robert J. Schock
         Scott A. Corzine

  With a Copy to:
  US Order
  1120 Avenue of the Americas
  4th Floor
  New York, New York  10036
  Attn:  Scott A. Corzine

Either party hereto may notify the other party in the manner set forth above of any other address to which notices shall be addressed to it hereunder.

  20.8  Assignment.  Neither party shall assign or transfer any of its rights or
        ----------
obligations under this Agreement except with the prior written consent of the other, and this Agreement shall be binding on the successors and assigns of each party hereto.


  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

US ORDER                              COLONIAL DATA TECHNOLOGIES CORP.



By:                                   By:
    ----------------------------          ----------------------------


Title:                                Title:
      --------------------------            --------------------------

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                                    Annex A


                              Service Applications


Currently planned as of the execution date of this Agreement:

  Universal Catalog Shopping

  Universal Catalog Shopping allows users to order from any of thousands of mail order catalogs, anytime - 24 hours a day, 7 days a week. Customers enjoy the ease, security, accuracy and time savings of ordering electronically. They shop at their own pace with no busy signals, waiting on hold, or repeating order, address and payment information. The simple intuitive interface makes shopping fast and easy; the built-in card reader allows consumers to pay for their purchases with maximum security. Gift giving is facilitated with one-button address selection from the Personal Directory. Customers may also request catalogs using the application.

  Universal Directory Assistance

  Customers can retrieve and store nationwide Directory Assistance information from a single source with the touch of a few keys. They can access this service at a significant discount from the cost charged by their local telephone company or a long distance Directory Assistance operator. Users do not have to know the exact city and area code. The powerful database returns the information from complete and up-to-date national sources in seconds. Then the customer may autodial the phone number or add it to their Personal Directory - with just a few keystrokes.

  Data Save

  To safeguard against the possibility of unforeseen data loss and to ensure that customers will enjoy peace of mind, US Order stores all important data - personal directory entries, banking infor-mation and personal reminders - in its host computer. With a few keystrokes, data is uploaded to our facility and can be quickly and easily restored if necessary. Security is maintained by requiring a valid customer ID and password to initiate a download.

Currently planned for implementation in 1995/96:

  FedEx Shipment Tracking           Personal Information Services
  Prepaid Discount Long Distance    Home Office Information Services
  Paging                            Email
  TDD